Exhibit 10.18


                            ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I  PURCHASE AND SALE OF ASSETS; ASSUMPTION AND ASSIGNMENT OF
           LEASES AND EXECUTORY CONTRACTS.....................................3

1.1   Purchased Assets........................................................3
1.2   Assumed and Assigned Leases and Executory Contracts.....................4

      1.2.3  Assumed Liability................................................5
      1.2.5  Seller's Discount Booklets, Coupons and Marketing Programs.......5
      1.2.6  Credit Card Runs.................................................5
      1.2.7  Taxes and Prorations.............................................5
      1.2.8  Certain Employee Benefits........................................6
      1.2.9  Other Closing Costs..............................................6

1.3   Excluded Assets.........................................................6

ARTICLE II  PURCHASE PRICE....................................................7

2.1   Purchase Price..........................................................7

       2.1.1  Certain Employee Benefits Price Reduction.......................7
       2.1.2  K-Mart Price Reduction..........................................7
       2.1.3  Ralph's Price Reduction.........................................7
       2.1.4  Fred Meyers Price Reduction.....................................8

2.2   Payment.................................................................8
2.3   [Intentionally left blank] .............................................8
2.4   [Intentionally left blank]..............................................8
2.5   Allocation of the Purchase Price Among the Purchased Assets.............8
2.6   Employment of Seller's Personnel........................................8
2.7   [Intentionally Left Blank]..............................................8

ARTICLE III BANKRUPTCY COURT APPROVAL; CLOSING................................9

3.1   Filings with Bankruptcy Court...........................................9
3.2   Bidding Procedures......................................................9
3.3   No Shop................................................................10
3.4   Administrative Expense.................................................11
3.5   Closing................................................................11
3.6   Closing Documents......................................................11
3.7   Rentrak Closing Documents..............................................12

ARTICLE IV  LIEN-FREE SALE...................................................12


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ARTICLE V   REPRESENTATIONS AND WARRANTIES...................................12

5.1   Representations and Warranties of Seller...............................12

      5.1.1  Title...........................................................12
      5.1.2  Leased Assets...................................................12
      5.1.3  Intellectual Property...........................................12
      5.1.4  Leases..........................................................13
      5.1.5  Violations, Suits, Etc..........................................13
      5.1.6  Financial Statements............................................14
      5.1.7  Events Subsequent to Most Recent Fiscal Year End................14
      5.1.8  Present Status..................................................15
      5.1.9  Operations Until Closing........................................15
      5.1.10 Operations after Closing........................................16
      5.1.11 Organizational Representations and Warranties of Seller.........16
      5.1.12 [Intentionally left blank]......................................17
      5.1.13 Access to Records...............................................17
      5.1.14 Compliance......................................................17
      5.1.15 Financial Reports...............................................17
      5.1.16 Environment, Health and Safety..................................17

5.2   Representations and Warranties of Purchaser............................19

ARTICLE VI  CONDITIONS TO OBLIGATION TO CLOSE................................19

6.1   Conditions to Obligation To Close......................................19

      6.1.1  Conditions to Obligation of the Purchaser.......................19
      6.1.2  Conditions to Obligation of the Seller..........................21

ARTICLE VII ADDITIONAL PROVISIONS............................................21

7.1   Default................................................................21
7.2   [Intentionally left blank].............................................22
7.3   Continued Inspection...................................................22

ARTICLE VIII  MISCELLANEOUS PROVISIONS.......................................22

8.1   [Intentionally left blank].............................................22
8.2   Risk of Loss...........................................................22
8.3   Severability and Operations of Law.....................................23
8.4   Choice of Law..........................................................23
8.5   Entire Agreement; Modification.........................................23
8.6   Survival and Binding Agreement.........................................23
8.7   Counterparts...........................................................23
8.8   Assignment.............................................................23
8.9   Notices................................................................23
8.10  Termination............................................................24

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


                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT made this 22nd day of March 1999, by and between BLOWOUT ENTERTAINMENT, INC., a Delaware corporation, whose address is One Airport Center, 2nd Floor, 7700 N.E. Ambassador Place, Portland, Oregon 97220 ("Seller"), and M.G.A., INC., a Delaware corporation, whose address is 739 W. Main Street, Dothan, Alabama 36301 ("Purchaser").

     WHEREAS, Seller plans to file a voluntary Petition under Chapter 11 of Title 11, of the United States Code ("Bankruptcy Code") in the immediate future; and

     WHEREAS, the parties hereto desire that certain assets of Seller be sold to Purchaser and that certain leases and executory contracts to which Seller is a party be assumed and assigned, pursuant to this Agreement; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other, as an inducement to the consummation of the sale, assumption and assignment described herein, and certain additional agreements related to the sale, assumption and assignment;

     NOW,   THEREFORE,   for  valuable   consideration,   including  the  mutual
representations, warranties and covenants herein contained, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   DEFINITIONS

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "GAAP" means United States generally accepted accounting principles as used by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, consistently applied and maintained.

     "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and registrations and applications for registration thereof, except for "Blowout Video" which is expressly excluded from this definition, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, marketing, and business data, pricing and costs information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

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     "Pre-Petition  Rentrak  Inventory"  means all video  cassette tape, DVD and game inventory leased by Seller from Rentrak Corporation ("Rentrak") pursuant to its existing Rentrak National Account Agreement ("Existing Rentrak Agreement"), that is in the Stores as of the date of filing a voluntary Chapter 11 bankruptcy petition as contemplated herein.

     "Post-Petition Rentrak Inventory" means all video cassette tape, DVD and game inventory leased in the future by Seller from Rentrak, pursuant to the Individual Rentrak Agreements (as hereinafter defined) between the n date of filing a voluntary Chapter 11 bankruptcy petition and the Closing Date.

     "Security Interest" means any lien, mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under workers compensation, unemployment insurance social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "Taxes" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or additional charge thereto, whether disputed or not.

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

                                    ARTICLE I

                     PURCHASE AND SALE OF ASSETS; ASSUMPTION
                AND ASSIGNMENT OF LEASES AND EXECUTORY CONTRACTS

     1.1 Purchased Assts. Subject to and upon the terms and conditions set forth herein, the Seller agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), and the Purchaser agrees to and will purchase, acquire and take assignment and delivery of, the assets of the Seller located at Seller's leased store space(s) listed on Schedule 1.1 (the "Stores") or that otherwise relate primarily to Seller's business at the Stores, as same shall exist on the Closing Date, as hereinafter defined (collectively, the "Assets"), including but not limited to:

          1.1.1 (a) All machinery, appliances, equipment, computers and peripherals, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures owned by the Seller, that are located at the Stores and at the corporate home office of SellerT at the address set forth herein, (b) tangible personal property including, but without limitation, inventories located at the Stores, and tangible personal property including, but without limitation, inventory and store supplies (but not store fixtures) located in Seller's corporate warehouse in Wilmington, Ohio, (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) without limiting the generality of the foregoing, all right, title and interest in the name "Videos & More," (e) account balances and accounts receivables generated at the Store level, but excluding corporate-level accounts, notes, and other receivables, (f) originals of all books, records, ledgers, files, documents, correspondence, customer lists, creative materials, advertising and promotional materials generated at the level of the Stores; provided, however, that the Seller will have reasonable access to inspect and copy the same for a period of 5 years after Closing; (g) all software at the Store and corporate home-office levels and all contents in all computer discs, CD Roms, DVD's and hard drives, (h) all P.O.S. software systems, and (i) cash in Stores in an amount not less than $200.00 per Store; provided, however, that the Assets shall not include (A) the corporate charter or qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, transfer books, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (B) any of the rights of the Seller under this Agreement (or under any side agreement between the


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Seller on the one hand and the  Purchaser  on the other hand  entered into on or after the date of this Agreement); or (C) any real property owned by Seller in fee simple.

          1.1.2 All inventory and equipment owned by the Seller located at the Stores or in the possession of customers, or in the Seller's Wilmington, Ohio warehouse space, including without limitation, video cassette tapes and games, digital video discs, audio books, laser discs, video hardware and software, and video cassette players held at the Stores for rental and sale; provided that Seller shall deliver to Purchaser not less than 625,000 pre-recorded video cassette tapes and games, digital video discs, audio books and laser discs on the Closing Date; and provided further, however, that said minimum number of 625,000 may be reduced in proportion to the reduction in the purchase of inventory resulting from any reduction in the number of Stores purchased and consequent reduction of the Purchase Price as set forth in Sections 2.1.2, 2.1.3 and 2.1.4.

          1.1.3 Customer lists and related information of the Stores.

          1.1.4 All of Seller's right, title and interest in and to any other assets located at the Stores and/or relating solely to the Stores and the business conducted thereat.

          1.1.5 All of the Seller's right, title, and interest in and to, the Intellectual Property as herein defined, including, but not limited to, the assets listed on Schedule 1.1.5, but excluding such property as is listed in
Section 1.3.3 hereinbelow.

          1.1.6 All cooperative advertising credits and market development funds (whether accrued or receivable).

          1.1.7 The Assets located at the Stores shall not include any assets of any kind that are located, as of the Closing Date, at Stores that are not acquired by assumption and assignment by Purchaser from Seller.

     1.2 Assumed and Assigned Leases and Executory Contracts

          1.2.1 Seller shall forthwith take all actions necessary to seek an order from the Bankruptcy Court authorizing it to assume all leases or rental or occupancy agreements of real property under which Seller is lessee or occupant (subject to amendments, the terms of which are set forth in Exhibit "1.2.1" hereto), that are set forth in Schedule 1.2.1; all leases of personal property under which Seller is lessee that are set forth in Schedule 1.2.1A hereto; all Individual Rentrak Agreements concerning Post-Petition Rentrak Inventory; all software licenses from Streamline Solutions Incorporated; and all personal property contracts and agreements with Seller's customers.

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

          1.2.2 Seller shall forthwith, at such time as it is authorized to assume as set forth in Section 1.2.1, hereinabove by Bankruptcy Court order, assign all assumed rights under all leases and executory contracts as contemplated under Section 1.2.1 hereinabove, to the Purchaser.

          1.2.3 Assumed Liability. The Purchaser agrees to and will at Closing, assume and agree to pay, discharge and perform when lawfully due (i) all obligations and liabilities under the Leases, as hereinafter defined, accruing and/or arising after the Closing Date; (ii) all obligations and liabilities of the Seller with respect to all rental and sell-through inventory, including video cassette tapes and games (other than sell-through titles which are presold by Seller), ordered by Seller in the ordinary course of business, which are invoiced to Seller and/or delivered to the Stores during the week of the Closing or on or after the Closing Date, or which have a "street date," as such term is normally used in the Video industry, during the week of the Closing or on or after the Closing Date, regardless of the date of invoice or delivery; (iii) all obligations and liabilities of the Seller with respect to all Individual Rentrak Agreements concerning Post-Petition Rentrak Inventory, accruing and/or arising after the Closing Date, and (iv) all obligations and liabilities of Seller for the matters referred to in Section 1.2.8 hereinbelow. Otherwise, Purchaser assumes no liabilities of Seller of any nature.

          1.2.4 Seller shall be reimbursed by Purchaser for prepayments for all video cassette tapes and games whose "street dates" occur during the week in which the Closing occurs or thereafter.

          1.2.5 Seller's Discount Booklets, Coupons and Marketing Programs. Purchaser shall assume the responsibility to honor all of the Seller's Discount Booklets, Coupons and Marketing Programs offered by the Seller prior to the Closing in the ordinary course of business.

          1.2.6 Credit Card Runs. Any liability for any "running" of credit cards which occurs after the Closing, whether or not credit card information on which such a "run" is based was initially entered before or after the Closing, shall be the responsibility of Purchaser; provided, however, that any liability for the "running" of credit cards before the Closing shall be Seller's sole responsibility.

          1.2.7 Taxes and Prorations. Seller shall be responsible for all ad valorem taxes or assessments relating to the Assets for taxable periods up to and including the Closing Date, regardless of when the same shall become due and payable, and such taxes shall be pro-rated between Seller and Purchaser as of the Closing Date or within a reasonable time thereafter. All expense items including but not limited to insurance, rents, utility charges, and any prepaid agreements shall be prorated between Seller and Purchaser as of the Closing Date. Purchaser shall have the right to offset any amounts which are the responsibility of Seller from the monies due Seller from Purchaser under this Agreement. The rents for periods prior to Closing for the Stores will be prorated as of the Closing Date, and Purchaser shall reimburse Seller for Purchaser's prorata share as to rent paid in advance. In the case of rent paid in arrears, Seller shall pay Purchaser for the pro-rated period up to the Closing.

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

          1.2.8 Certain Employee Benefits. Purchaser will recognize and honor the accrued vacation, sick and paid-time-off rights of Seller's Store Level personnel. Purchaser shall pay out to all corporate level personnel a lump-sum payment, representing their vacation, sick and paid-time-off rights against Seller.

          1.2.9 Other Closing Costs. Seller and Purchaser shall each remain liable for their own closing expenses including attorney's fees. Seller shall remain liable for any closing expenses incurred by Seller and/or Seller's agents or employees and shall indemnify Purchaser against any actions brought against Purchaser, resulting from Seller's failure to pay any such Closing expenses. Purchaser shall remain liable for any Closing expenses incurred by Purchaser and/or Purchaser's agents or employees and shall indemnify Seller against any actions brought against Seller resulting from Purchaser's failure to pay any such closing expenses.

     1.3 Excluded Assets. Anything to the Contrary in Sections 1.1 and 1.2 notwithstanding, the Purchased Assets shall exclude:

          1.3.1 Any real property owned by Seller in fee simple.

          1.3.2 All cash, bank deposits and/or cash equivalents of Seller, except for cash in Stores in an amount not less than $200.00 per Store.

          1.3.3 The licensed name "Blowout Video," which is licensed from Rentrak (said name to be licensed separately by Purchaser as a condition precedent to the Closing hereof).

          1.3.4 Claims, lawsuits and choses in action that do not relate to the store-level specifically.

          1.3.5 Pre-paid premiums on Seller's CGL insurance policies and security deposits.

          1.3.6 Tax refunds and tax attributes.


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

          1.3.7 Claims for relief under any of the avoiding powers provided for under Chapter 5 of the Bankruptcy Code.

          1.3.8 Employee Benefit Plans of the Seller.

          1.3.9 The originals of all books and records and software, kept at the corporate home office level; provided, however, that copies of all such records shall be included in the Assets sold to Purchaser.

          1.3.10 All Pre-Petition Rentrak Inventory and Post-Petition Rentrak Inventory.

          1.3.11 The Seller's right of action against Jim-Mor Video, Inc., for unpaid accounts receivable, which is a corporate level account receivable.

          1.3.12 All consigned personal property.

          1.3.13 Store fixtures at Seller's Wilmington, Ohio warehouse.


                                   ARTICLE II

                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price due from Purchaser to Seller for the sale of the owned Assets and the assumption and assignment of leases and executory contracts, and the Covenant Not To Compete, shall be Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000) (the "Purchase Price").

          2.1.1 Certain Employee Benefits Price Reduction. In consideration for the assumption and/or payment by the Purchaser of certain obligations of the Seller to its personnel for the items referred to in Section 1.2.8, hereinabove, the purchase price shall be reduced by the amount equal to said liabilities and obligations, which amount shall be stated in writing by Seller no later than 2 days before the Closing Date.

          2.1.2 K-Mart Price Reduction. In the event of a failure to obtain consent to the assumption and assignment provided for herein from K-Mart, then the Purchase Price provided for in Section 2.1 shall be reduced by $94,000.

          2.1.3 Relph's Price Reduction. In the event of a failure to obtain consent to the assumption and assignment provided for herein from Ralph's/Food for Less, then the Purchase Price provided for in Section 2.1 shall be reduced by $224,000.

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

          2.1.4 Fred Meyers Price Reduction. In the event of a failure to obtain consent to the assumption and assignment provided for herein from Fred Meyers, then the Purchase Price provided for in Section 2.1 shall be reduced by $80,000.


     2.2 Payment. The balance of the Purchase Price remaining after the payment, if any, provided for under Section 3.2.2.1(a) hereinbelow, shall be paid by Purchaser in cash, certified funds or wire transfer at Closing to the bank account(s) designated by Seller.

     2.3 [Intentionally left blank]

     2.4 [Intentionally left blank]

     2.5 Allocation of the Purchase Price Among the Purchased Assets. The Purchase Price shall be allocated, for tax purposes, among each item or class of the Assets pursuant to Schedule 2.5 hereof. The Seller and the Purchaser agree that they will prepare and file any notice or other filings required pursuant to section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices or filings will be prepared based on such tax allocation of the Purchase Price. The Purchaser agrees to send to the Seller a completed copy of its Form 8594 ("Asset Acquisition Statement under Section 1060") with respect to this transaction prior to filing such form with the Internal Revenue Service.

     2.6 Employment of Seller's Personnel. The Seller will use its good faith best efforts to persuade its employees at the Stores to make themselves available for employment by the Purchaser. Purchaser shall use its good faith best efforts to interview and review said current employees of Seller prior to the Closing Date; provided, however, employment of Seller's personnel by Purchaser shall be in the sole discretion of Purchaser in the exercise of its business judgment. It is not the intent of this section to make Seller's employees third party beneficiaries to this Agreement. Purchaser is not assuming any of Seller's employment liabilities that have accrued, including but not limited to, unpaid FICA, FUTA, unemployment tax, pension or profit-sharing plan contributions, employee fringe benefits, bonuses or incentive programs of any type or accrued and/or unpaid vacation time or allowances, nor is Purchaser acquiring any interest or obligation under any Employee Benefit Plans of Seller. Purchaser will enter into employment agreements with the three principal officers of Seller, Steve Berns, Thomas Berkompas and Hal Heyer, with a one-year term and on the same terms and conditions, including salary, fringe benefits and the like, as are in their existing employment agreements, excluding, however, any change of control provisions.

     2.7 [Intentionally Left Blank]

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



                                   ARTICLE III

                       BANKRUPTCY COURT APPROVAL; CLOSING

     3.1 Filings with Bankruptcy Court. Promptly after the execution of this Agreement, but in no event later than March 26, 1999, Seller shall file with the Bankruptcy Court a motion for approval of this Agreement, including approval of a sale free and clear of all liens, claims, encumbrances and interests, and of the assumptions and assignments of leases and executory contracts.

          3.1.1 An Order of the Bankruptcy Court approving the sale, assumption and assignments to Purchaser, shall be entered not later than 60 calendar days after the Motion requesting such Order shall have been filed. If no such Order is entered within that period of time, then there shall be a failure of a condition precedent to Purchaser's obligations herein. In that event, termination shall occur and the Break-up Fee provided under Section 3.2.6 shall be paid to Purchaser.

          3.1.2 Any Order approving the sale shall contain a provision pursuant to Bankruptcy Code Section 363(m) that the reversal or modification thereof on appeal does not affect the validity of such sale to Purchaser.

          3.2 Bidding Procedures. Seller shall also seek an Order from the Bankruptcy Court (the "Bidding Procedures Order"), 10 calendar days in advance of the hearing on the Sale Motion (the "Hearing"), providing for (i) the procedure for parties to follow in the event Seller receives a competing offer or proposal relating to the Assets and (ii) approval of the Overbid Break-up Fee specified in Section 3.2.6, which pleadings shall be in form and substance satisfactory to Purchaser. The Bidding Procedures Order shall provide, among other things, the following:

          3.2.1 Only Purchaser and a party who has submitted a Qualified Bid may bid at the Hearing.

          3.2.2 A Qualified Bid must meet the following conditions:

          3.2.2.1 the maker of such bid must provide to Seller at least five calendar days prior to the Hearing reasonably satisfactory evidence of (a) financial capability and good faith intent to fulfill all of the terms and

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

conditions of this Agreement on a timely basis, accompanied by payment of an initial cash deposit in the amount of at least $300,000 and (b) adequate assurance of future performance of the Assumed Liabilities and Assigned Contracts, as required by the Bankruptcy Code; and

          3.2.2.2 the maker of such bid must execute an asset purchase agreement essentially identical to the Agreement, except that the bid must provide for a purchase price equal to the Purchase Price set forth in Section 2.1 hereof, plus an additional $300,000.

          3.2.3 Any dispute as to any bidder's intent or ability shall be resolved by the Bankruptcy Court at the Hearing on the Sale Motion.

          3.2.4 At the Hearing on the Sale Motion, the Bankruptcy Court shall decide which of the bids is the highest and best bid, and the holder of said bid must stipulate and agree on the record at the Hearing to be bound by all the terms of the Agreement. If Purchaser's bid is not selected as the highest and best bid, Purchaser shall be entitled to match the highest and best bid, in which event Purchaser's bid shall be deemed the highest and best bid. Purchaser shall be credited with the $100,000 break-up fee set forth in Section 3.2.6 as part of its bid.

          3.2.5 Any counterbid in the bidding process over the initial counterbid must be at least $200,000 higher than the prior bid or counterbid. All subsequent counterbids will be at least $200,000 higher than any prior bid or counterbid.

          3.2.6 If Seller terminates this Agreement because Purchaser's bid is not the highest and best bid, then within five days of the date of such termination, Purchaser shall be paid the Break-up Fee of $100,000, which fee shall be paid solely from the deposit paid by the successful bidder as part of such successful bidder's Qualified Bid, without any administrative liability to the estate.

     3.3 No Shop.

          3.3.1 Seller agrees that during the period commencing on the date hereof and ending on the earlier of the Closing Date or the termination of this Agreement, Seller will not, directly or indirectly (a) encourage, solicit or initiate discussions or negotiations with any corporation, partnership, person, entity or group, other than Purchaser, concerning any merger, consolidation, sale of assets, sale of securities or acquisition of beneficial ownership with respect to the Seller or the Assets, or (b) otherwise initiate any action (unless in response to an unsolicited offer) which would prejudice the ability of Purchaser to close under this Agreement; provided, however, that notwithstanding the foregoing, nothing in this Section 3.3.1 shall prohibit or limit in any way, the ability of Seller to (A) notify (including by means of advertisement) any corporation, partnership, person, entity or group of (1) the contents of the Bidding Procedures Order, (2) their ability to submit a Qualified Bid, (3) the procedures to be followed when submitting a Qualified Bid and (4) information relating to the Hearing, including the time and location thereof or (B) accommodate a prospective bidder's reasonable request for information in conjunction with its due diligence review of Seller, provided such bidder submits evidence satisfactory to Seller of its or his financial capability to consummate the Contemplated Transactions.

          3.3.2 Seller and Purchaser shall issue a joint press release upon the execution of this Agreement. The content of any such press release shall be reasonably agreed upon by both Seller and Purchaser. No press release will be issued by either Seller or Purchaser unless a reasonable effort is made to agree upon the content thereof.

     3.4 Administrative Expense. Seller agrees that in the event Seller avoids a prepetition payment to one or more holders of the Assumed Liabilities or any non-debtor party to the Assigned Contracts, Purchaser shall have an allowed administrative expense claim to the extent Purchaser elects to reimburse said person(s) in whole or in part for said avoided prepetition payment(s).

     3.5 Closing. The parties shall close (the "Closing") the transaction contemplated by this Agreement (the "Transaction") within fifteen (15) days after the entry of said Order as required in Section 3.1.1. The Closing shall take place at the offices of the Purchaser, 739 West Main Street, Dothan, Alabama 36301, or by facsimile and overnight courier for the convenience of the parties. All computations, adjustments, and transfers for the purposes herein shall be effective as of 12:01 a.m. on the date of Closing (the "Closing Date"). Time is of the essence of this Agreement.

     3.6 Closing Documents. At the closing and thereafter if requested by Purchaser, the Seller shall tender to Purchaser fully executed deeds, affidavits, assignments, bills of sale and other documentation as Purchaser's attorneys may reasonably require for all Assets, including but not limited to the following items:

          3.6.1 Bill of Sale covering the Assets being conveyed.

          3.6.2 Assignments of Lease set forth in Schedule 1.2.1 executed by Seller's landlord and Seller for each of the Stores.

          3.6.3 Possession of the Assets.

          3.6.4 All records and the executed originals of all lease agreements, service contracts, warranties, maintenance agreements and other documents affecting the Assets.

          3.6.5 Such other documents as may be reasonably requested by Purchaser in Connection with the conveyance of the Assets and the continued effective operation thereof.

     3.7 Rentrak Closing Documents

          3.7.1 The Closing Documents shall also include a Bill of Sale executed by Rentrak, covering the Pre-Petition Rentrak Inventory.

                                   ARTICLE IV

                                 LIEN-FREE SALE

     4.1 Upon the Closing, all right, title and interest in and to the Assets shall be immediately vested in Purchaser free and clear of any and all liens, claims, encumbrances and interests of any type whatsoever, pursuant to Bankruptcy Code Sections 363(b) and (f) (other than expressly assumed liabilities under this Agreement). Any liens, claims, encumbrances and interests shall attach to the proceeds of the sale in order of their priority, to the same extent and with the same validity, force and effect as if such assets had not been sold. The Order referred to in Section 3.1.1 shall be substantially in the form of Exhibit 4.1 hereto.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties of Seller. In addition to any warranties and representations otherwise contained herein, Seller also represents and warrants to Purchaser as of the date hereof and on the Closing Date as follows (all representations and warranties shall survive closing by six months).

          5.1.1 Title. Seller owns, and has good and marketable title, to the Assets to be transferred by Seller pursuant to this Agreement.

          5.1.2 Leased Assets. Seller is the lessee of the real property leases listed in Schedule 1.2.1 hereto; Seller is the Lessee of those personal property Leases that are specifically identified, pursuant to Schedule 1.2.1A; and Seller is the Lessee of the Post-Petition Rentrak Inventory.

          5.1.3 Intellectual Property.

               5.1.3.1 To the best of Seller's knowledge, information and belief, Seller has title to or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the Operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted at the Stores. Except for the "Blowout Video" tradename and servicemark, which are licensed from Rentrak, each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

               5.1.3.2 Seller has no knowledge that Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the employees with responsibility for Intellectual Property matters of Seller has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of the Seller and employees with responsibility for Intellectual Property matters of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller except with respect to the "Blowout Video" name.

          5.1.4 Leases. Seller has delivered to the Purchaser correct and complete copies of the real estate leases listed in Schedule 1.2.1 (as amended to date) (the "Leases"). With respect to each of the Leases, and subject to each landlord's consent to and approval of the assignment and transfer of the Leases to Purchaser (to the extent that the same may be necessary), Seller warrants that, except as provided in Schedule 1.2.1:

               5.1.4.1 The lease is legal, valid, binding, enforceable and has not been terminated.

               5.1.4.2 The lease will continue to be legal, valid, binding, enforceable and will not be terminated as of the Closing.

               5.1.4.3   Seller  has  not   assigned,   transferred,   conveyed,
mortgaged, deeded in trust or encumbered any interest in the leasehold.

               5.1.4.4 To the best of Seller's knowledge, information and belief, all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          5.1.5 Violations, Suits, Etc. Seller has no knowledge that Seller is in violation of any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Seller has no knowledge, except to the extent set forth on Schedule 5.1.5, of any (1) claims, actions, suits or proceedings instituted or filed and, (2) any claims, actions, suits or proceedings threatened presently or which in the future may be threatened by any federal, state, municipal or other governmental department, commission, board, court, bureau, agency or instrumentality wherever located. Seller has no knowledge that the execution and the delivery of this Agreement, or the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to hereinabove), will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws. To the best of the Seller's knowledge, information and belief, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to hereinabove).

          5.1.6 Financial Statements. Seller has provided Purchaser with the following financial statements (collectively, the "Financial Statements"): (i) audited balance sheet and statement of income and cash flow as of and for the years ended December 31, 1996 and December 31, 1997 for Seller (the "Most Recent Audited Financial Statements"); (ii) unaudited balance sheet and statement of income and cash flow (the "Most Recent Financial Statements") as of and for the year ended December 31, 1998 (the "Most Recent Unaudited Financial Statement") for the Stores and for the monthly periods thereafter to the Closing ("Monthly Financial Statements"), said Most Recent Unaudited Financial Statements and Monthly Financial Statements being materially correct, subject to usual and customary year-end adjustments; and (iii) statement of income and cash flow for each of the Stores as of and for the fiscal year ended. The Most Recent Audited Financial Statements have been prepared in accordance with GAAP, are materially correct, accurate and complete as of their dates and as of the date hereof, and are consistent with the books and records of the Seller (which books and records are correct and complete).

          5.1.7 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Unaudited Financial Statements, there has not been any adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of the Seller, with respect to the Stores.

          5.1.8 Present Status. Since the Most Recent Monthly Financial Statement, the Seller has not: sold or transferred any assets except sales from inventory in the ordinary course of business and except sales of warehouse inventory; suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business or prospects; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

          5.1.9 Operations Until Closing. Between the date of this Agreement and the Closing Date the Seller shall:ons Until Closing

     5.1.9.1 Operate the Stores in the ordinary and normal course of business, including, but not limited to, maintaining normal levels of inventory and equipment and continuing to purchase normal levels of new release and sell-through inventory ("Normal Course of Business"), subject to the continued availability of working capital. To the extent that Seller obtains any such inventory post-petition from Rentrak, such Post-Petition Rentrak Inventory shall be leased by Seller on an individual title-by-title basis, pursuant to individual agreements with Rentrak ("Individual Rentrak Agreements"), which agreements shall be on essentially the same terms as the Existing Rentrak
Agreement. In addition, Seller shall provide Purchaser with a copy of its new release pre-orders for the six (6) months prior to this Agreement and each month thereafter through the date of Closing. In the event that Seller determines in its reasonable judgment that it does not have the working capital to continue to operate the Stores in the Normal Course of Business, then Seller shall immediately notify Purchaser of such determination. On the Closing Date, Seller shall transfer to Purchaser a full complement of rental and sell-through tapes as is customary with Seller's operations at the Stores prior to the date hereof but in no event less than 625,000 video cassette tapes and games, digital video discs, audio books and laser discs; provided, however, that said minimum number of 625,000 may be reduced in proportion to the reduction in the purchase of inventory resulting from any reduction in the number of Stores purchased and consequent reduction of the Purchase Price as set forth in Sections 2.1.2, 2.1.3 and 2.1.4; and provided further that Seller shall not be obligated to purchase and take delivery of any tapes and/or games after Closing.

               5.1.9.2 Use Seller's reasonable best efforts to maintain the Assets in as good working order and condition as at present, ordinary wear and tear excepted.

               5.1.9.3 Keep in full force and effect until Closing present insurance policies or other comparable insurance coverage.

               5.1.9.4 Not, without Purchaser's consent, enter into any contracts or obligations, other than those normal consumer contracts in the ordinary course of business, which by their terms would either necessitate or, require as a practical business matter, assumption of or action by Purchaser after the Closing Date; provided, however, that Seller shall be entitled to continue ordering inventory for the Stores in the ordinary course of business.

               5.1.9.5 Not sell, assign, lease or otherwise transfer or dispose of the Assets except in the ordinary course of business. Sales of previously viewed tapes shall be consistent with Seller's prior operations.

               5.1.9.6 Not enter into any employment contracts which are not terminable at will.

               5.1.9.7 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Purchaser in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's covenants as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such covenant had such covenant been made as of the time of occurrence or discovery of such fact or condition.

          5.1.10 Operations after Closing.

               5.1.10.1 Seller shall immediately upon the Closing, cease and desist from using the name "Blowout Video," and shall never thereafter use said name, except to the extent that Seller's present name must be used in the prosecution or defense of legal actions; provided, however, that Seller will take reasonable actions to change its corporate name; and excepting further, the provisions of Section 5.1.10.2 hereinbelow.

               5.1.10.2 Notwithstanding the provisions of Section 5.1.10.1, Seller may continue to use the name "Blowout Video" with respect to individual, presently existing stores that are not acquired by Purchaser, but only during the pendency of the Chapter 11 Bankruptcy Case, and only for purposes of temporarily avoiding loss to the debtor's estate. Said name shall not be sold by the debtor in its bankruptcy case for use by any purchaser of any stores, other than Purchaser.

          5.1.11 Organizational Representations and Warranties of Seller. Seller represents and warrants as follows:

               5.1.11.1 Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

               5.1.11.2 The execution and delivery of this agreement by Seller has been duly authorized by proper corporate approval and on the Closing Date, Seller will have all necessary power and authority to consummate the transactions provided herein.

               5.1.11.3 The officers whose signatures are affixed hereto have the necessary corporate power and authority to bind the Seller.

          5.1.12 [Intentionally left blank]

          5.1.13 Access to Records. The Seller will afford the Purchaser access, during normal business hours, to all its business operations, properties, books, files, and records, and will cooperate in the Purchaser's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by the Purchaser of its right to rely upon the Seller covenants, representations, and warranties as made herein or pursuant hereto. Until the Closing, the Purchaser will hold in confidence all information so obtained, except as hereinafter provided, and any document or instrument heretofore or hereafter obtained by the Purchaser in connection herewith shall be held on an express trust for and on behalf of the Seller, except as hereinafter provided.

          5.1.14 Compliance. Through the Closing Date, the Seller will use its best efforts to cause its employees to comply with all applicable provisions of this Agreement.

          5.1.15 Financial Reports. The Seller's revenue and expense data provided to Purchaser and the Seller's Sales Tax Returns for 1996 and 1997, copies of which have been furnished to Purchaser by Seller prior to the execution of this Agreement, fairly represent the financial position of Seller as of their dates, and as of the date hereof.

          5.1.16 Environment, Health and Safety

               5.1.16.1 To the best of Seller's knowledge, information and belief, Seller has complied with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

               5.1.16.2 Seller has no knowledge of any liability (and there is no basis related to the past or present operations, properties or facilities of Seller for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Seller giving rise to any liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-To-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state or local government (or agency thereof, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

               5.1.16.3 Seller has no knowledge of any liability (and Seller has not handled or disposed of any substance, arranged for the disposal of any substance or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against Seller giving rise to any Liability) for damage to any site, location or body of water (surface or subsurface) or for illness or personal injury.

               5.1.16.4 Seller has no knowledge of any liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Seller giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state or local government (or agency thereof) concerning employee health and safety.

               5.1.16.5 To the best of Seller's knowledge, information and belief, Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied will all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all federal, state and local laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

               5.1.16.6 Lawful Operations Without Hazardous Wastes. To the best of Seller's knowledge, information and belief, Seller warrants in the operation of Seller's business or uses on the leased spaces set out in Schedule 1.2.1 that Seller complied with all applicable laws and regulations, including permits, during its possession, and to the best of Seller's knowledge, that during its possession, there has been no on-site disposal on the leased spaces of hazardous or toxic waste as defined by federal or state laws, and there has been no storage of hazardous or toxic waste on the leased spaces, nor off-site disposal of hazardous or toxic waste generated from any operation on the leased spaces.

     Further, Seller agrees to provide Purchaser with any hazardous or toxic waste evaluations which have been prepared by a private engineer, business, or a governmental entity, in the Seller's possession or control.

     5.2 Representations and Warranties of Purchaser.

          5.2.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2.2 The execution and delivery of this agreement by Purchaser has been duly authorized by proper corporate action, and on the Closing Date, Purchaser will have all necessary authority to consummate the transactions provided herein.

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE

     6.1 Conditions to Obligation To Close.

          6.1.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               6.1.1.1 Approval by Bankruptcy Court. Approval of this Agreement by the Bankruptcy Court having jurisdiction over Seller's estate, which Order shall include, inter alia, provisions that (i) the sale, assumption and assignment of the Assets, Assigned Contracts and Assumed Liabilities to Purchaser are free and clear of all liens, security interests, claims and other encumbrances, (ii) Purchaser is a good faith purchaser, (iii) Purchaser shall have an allowed administrative expense claim in Seller's bankruptcy case to the extent Purchaser elects to reimburse any holder or holders of the Assumed Liabilities or any non-debtor party to the Assigned Contracts for any prepetition payments avoided by Seller or its estate. Such Order shall not be subject to any stay of effectiveness.

               6.1.1.2 Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits or restrains Purchaser's acquisition of the Assets and the assumption of the Assigned Contracts and the Assumed Liabilities or the consummation of the Agreement.

               6.1.1.3 Additional Agreements. Seller shall have delivered to Purchaser on the Closing Date the documents and agreements specified in Section 3.6.ments

               6.1.1.4 Agreement with Seller and Rentrak. The Purchaser shall have entered into an agreement with Seller and Rentrak for the termination of the Seller's lease rights; the purchase of the Pre-Petition Rentrak Inventory for $200,000; and the delivery by Rentrak of a Bill of Sale covering the Pre-Petition Rentrak Inventory.

               6.1.1.5 Filings with Bankruptcy Court Made. All filings with the Bankruptcy Court required by Section 3.1 hereof shall have been made by Seller and all approvals and Orders sought from such Bankruptcy Court therein shall have been granted.

               6.1.1.6 Consent of Lessor Wal-Mart. The written consent of Real Property Lessor Wal-Mart shall have been obtained to its Real Property Lease with Seller, as modified pursuant to the provisions of Exhibit 1.2.1.

               6.1.1.7 The representations and warranties of Seller set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date.

               6.1.1.8 Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

               6.1.1.9 Seller and Purchaser shall have reinspected the Assets and Purchaser shall be satisfied that Seller has not sold, assigned, leased or otherwise transferred or disposed of any of the Assets, except in the ordinary course of business and that sales of previously viewed tapes and games have been substantially consistent with Seller's prior operations.

               6.1.1.10 Seller shall deliver to Purchaser executed covenants not to compete in the form attached hereto as Exhibit 6.1.1.5 (the "Covenant Not To Compete").

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

               6.1.1.11 Purchaser shall have entered into a license agreement with Rentrak Corporation for use of the "Blowout Video" service mark and trade name by Purchaser in connection with the operation of the Stores for a period of not less than twelve (12) months after Closing and pursuant to terms and conditions satisfactory to Purchaser in its reasonable discretion.

               6.1.1.12 Purchaser shall have entered into a lease with respect to Seller's corporate office, on terms and conditions satisfactory to Purchaser in its reasonable discretion.

          6.1.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               6.1.2.1 The representations and warranties of Purchaser set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date;

               6.1.2.2 The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

               6.1.2.3 The Bankruptcy Court shall have issued an order approving the transactions as described herein.

                                   ARTICLE VII

                              ADDITIONAL PROVISIONS

     7.1 Default.

          7.1.1 In the event that Seller fails for any reason to close the Transaction, or in the event that Purchaser, based upon a material failure by Seller for any reason to operate the Stores in the Normal Course of Business, determines not to close the Transaction, then Seller shall pay, or cause to be paid, to Purchaser a break-up fee in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Break-up Fee") for the time and resources invested and the costs and expenses incurred by Purchaser in connection with its evaluation of the Transaction, its due diligence examination of Seller, and the negotiation and execution of this Agreement. As security for the payment of the Fee and as a condition to Purchaser's execution of this Agreement, Seller has arranged for Silicon Valley Bank ("Bank") to issue to Purchaser the Bank's irrevocable standby letter of credit in the amount of the Fee (the "Letter of Credit"). Any occurrence, act or omission ("Triggering Event") that would constitute a cause for the payment of the Break-Up Fee To Purchaser under this Agreement shall require payment to Purchaser by the Bank. The Letter of Credit, in the form


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

attached hereto as Exhibit 7.1.1, shall be delivered to Purchaser by the Bank prior to the execution of this Agreement. For purposes of this Section 7.1.1, the term "material failure" shall mean a failure that is reasonably likely to have a material adverse effect on the Assets or business of Seller at the Stores.

          7.1.2 In the event that a default occurs, Purchaser must, before taking any other action, give a written notice to Seller of such a default. Seller will then have 10 business days in which to cure said default.

          7.1.3 In the event all contingencies contained herein shall be met and Purchaser shall fail to purchase the Assets as provided herein (other than for a reason as set forth in Section 7.1.1), the Purchaser shall reimburse Seller for the cost of all fees, costs and expenses it may have incurred or thereafter incur, including but not limited to attorney's fees, and at Seller's option, Seller may seek specific performance and/or any remedy available at law or equity.

     7.2 [Intentionally left blank]

     7.3 Continued Inspection. The Purchaser has the right to examine the Assets after acceptance of this contract by Seller. This right to examine the Assets shall continue until Closing Date. Purchaser's right to examine shall be during normal business hours, or as otherwise arranged and shall not unreasonably interfere with the operation of Seller's business. Upon request of Purchaser, Seller shall provide for Purchaser's review copies of all leases, agreements or other documents relating to Seller's business.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 [Intentionally left blank]

     8.2 Risk of Loss. The risk of loss prior to the Closing Date shall be with Seller. In the event a material percentage of Assets or a material percentage of operations of the Stores shall have been damaged adversely or affected in any material way as a result of any strike, accident or other casualty or act of God or the public enemy, or any judicial, administrative or governmental proceeding at such time as Seller proposed to close, then Purchaser shall have the options of either (i) prorating the Purchase Price to adjust for the loss; or (ii) proceeding to close with an assignment of any insurance proceeds which may be paid to reflect such loss or damage, or (iii) terminating this Agreement without further liability to Seller.

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

     8.3 Severability and Operations of Law. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision is ineffective to the extent of such prohibition and/or is modified to conform with such laws, without invalidating the remaining provisions hereto; and any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

     8.4 Choice of Law. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware.

     8.5 Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No modification, alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party to this Agreement.

     8.6 Survival and Binding Agreement. The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     8.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 Assignments. Neither party to this Agreement may assign any of its rights or delegate any of its responsibilities under this Agreement, except that Purchaser may assign this Agreement to any wholly owned subsidiary of Purchaser or its parent corporation, Movie Gallery, Inc., or to any person or entity that succeeds to all or substantially all of the business of Purchaser through a purchase of assets, merger or otherwise.

     8.9 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by personal delivery, by overnight carrier, or by facsimile transaction, as follows:

If to the Seller:                      Copy to:

Blowout Entertainment. Inc.            Rudnick & Wolfe
One Airport Center, 2nd Floor          203 N. LaSalle St., Suite 1800
7700 N.E. Ambassador Place             Chicago, Illinois 60601-1293
Portland, Oregon 97220                 Fax No.:  312-236-7516
Fax No.:   503-331-0903                Attn.:  John Heuberger and
Attn.:  Steve Berns and                        Mark Naughton
        Tom Berkompas


If to the Purchaser:                   Copy to:

M.G.A., Inc.                           Troy & Gould Professional Corporation
739 West Main St.                      1801 Century Park East
Dothan, Alabama 36301                  Los Angeles, California  90067
Fax No.:  334-702-0509                 Fax No.:  310-789-1467
Attn.:  S. Page Todd                   Attn: Thomas Henry Coleman

     8.10 Termination. In addition to the rights of the parties to terminate this Agreement as set forth elsewhere herein, this Agreement may be terminated:

          8.10.1 At any time, by the mutual agreement of Seller and Purchaser.

          8.10.2 At any time by Purchaser, and subject to the "notice and cure" provisions contained in Section 7.1.2 herein, if Seller is in breach of any of the representations, warranties or covenants set forth herein.

          8.10.3 At any time by Seller, provided Seller pays to Purchaser the Default Break-up Fee.

          8.10.4 By either Seller or Purchaser, if the Closing Date has not occurred by June 24, 1999.

          No termination pursuant to Sections 8.11.2 or 8.11.4 shall relieve any breaching party of its obligations to the non-breaching party.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       PURCHASER:

ATTEST                                 M.G.A., INC.


/s/ S. Page Todd                       By: /s/  J. Steven Roy
--------------------------                 ---------------------------
Its Secretary                              Its Chief Financial Officer
    ----------------------                     -----------------------
                                       SELLER:

ATTEST                                 BLOWOUT ENTERTAINMENT, INC.


/s/ Tom Berkompas                      By: /s/ Steve Berns
---------------------------                ---------------------------
Its Chief Financial Officer                Its President
    -----------------------                    -----------------------


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